  EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

BETWEEN

SUMMITBRIDGE NATIONAL INVESTMENTS VI LLC (“SUMMITBRIDGE”)

ABTV, IN ITS CAPACITY AS COURT-APPOINTED RECEIVER ORDERED BY

THE COURT OF COMMON PLEAS OF CHESTER COUNTY, PENNSYLVANIA ON

MARCH 6, 2020 IN THE MATTER OF SUMMITBRIDGE NATIONAL INVESTMENTS

VI LLC V. ADVANCED METALS GROUP, LLC, ET AL., CASE NO. 2020-02461-MJ (“RECEIVER”)

AND

USAC ROSS LLC AND USAC WA LLC (COLLECTIVELY, THE “PURCHASER”)

DATED AS OF MARCH 20, 2020

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”), made as of the 20th day of March, 2020 (the “Effective Date”), between SUMMITBRIDGE NATIONAL INVESTMENTS VI LLC, a Delaware limited liability company (“SummitBridge”), having an office at 1700 Lincoln Street, Suite 2150, Denver, Colorado 80203, ABTV IN ITS CAPACITY AS COURT-APPOINTED RECEIVER (“Receiver”) ORDERED BY THE COURT OF COMMON PLEAS OF CHESTER COUNTY, PENNSYLVANIA ON MARCH 6, 2020 (the “Receiver Order”) IN THE MATTER OF SUMMITBRIDGE NATIONAL INVESTMENTS VI LLC V. ADVANCED METALS GROUP, LLC, ET AL. (the “Action”), CASE NO. 2020-02461-MJ having an office at 6100 Fairview Road, Suite 565, Charlotte, North Carolina 28210, USAC ROSS LLC (“USAC Ross”) and USAC WA LLC (“USAC WA” and, collectively with USAC Ross, the “Purchaser”), each a Delaware limited liability company having an office at: c/o Amerinac Holding Corp., 5936 State Route 159, Chillicothe, Ohio 45601.

W I T N E S S E T H :

WHEREAS, pursuant to the Action, Receiver has been appointed as receiver over the Defendants named in the Action and the assets of such Defendants, which assets include, without limitation: real estate owned by RCRE, LLC in the State of Ohio which is subject to an Open-End Mortgage and Security Agreement (the “Ohio Mortgage”) dated October 27, 2011 and recorded in Shelby County, Ohio in the Ohio Registry of Deeds on November 2, 2011 in Book 1836, page 678 (“Ohio Property”); real estate owned by USCRE Properties, LLC in the State of Washington which is subject to a Deed of Trust, Security Agreement and Fixture Filing with Assignment of Leases, Rents and Agreements (the “Washington Deed of Trust”) dated October 27, 2011 and recorded in the Chelan County Registry of Deeds on November 1, 2011 as AFN# 2351318 (“Washington Property”), all as more particularly described on Exhibit A hereto and made a part hereof (the “Land”), and all buildings and improvements associated therewith, if any (“Improvements”), (the Land, together with the Improvements, and the items described in Section 1(b), being hereinafter collectively referred to as the “Premises”); and

WHEREAS, SummitBridge is the owner and holder of the Ohio Mortgage and the Washington Deed of Trust, and owns and holds all debt of the Defendants which is secured by such mortgages and deeds of trust (the “Senior Secured Debt”), all as set forth in the complaint filed in the Action;

WHEREAS, the Receiver was appointed at the request of SummitBridge;

WHEREAS, pursuant to the Receiver Order, the Receiver has the power and authority, among other things, to, in its sole discretion in order to maximize recovery to SummitBridge, sell some or all of the Company Assets (as defined in the Receiver Order[1]), which includes the Premises;

WHEREAS, SummitBridge and the Receiver desire to sell the Premises to Purchaser and Purchaser desires to purchase the Premises from the Receiver with the consent of SummitBridge upon the terms and conditions set forth herein.

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1 A true and correct copy of the Receiver Order is attached hereto as Exhibit B.

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NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Sale and Purchase.

(a) SummitBridge and the Receiver agree to sell or cause to be sold to Purchaser, and Purchaser agrees to purchase from Receiver with the consent of SummitBridge, the Premises.[2]

(b) The sale and purchase shall include marketable title in and to:

(i) Fee simple interest in the Premises;

(ii) All easements, rights-of-way, privileges, appurtenances and other rights, if any, pertaining to the Premises; and

(iii) All of the articles of personal property subject to the Receiver Order located at the Premises or related thereto, including, without limitation, accounts receivable, inventory and equipment (together with a bill of sale required to be delivered pursuant to Section 9 hereof) attached hereto and made a part hereof on the Closing Date in its “AS-IS” “WHERE-IS” condition on the Closing Date (as hereinafter defined in Section 4) (the “Personal Property”).

2. Purchase Price.

(a) The purchase price (“Purchase Price”) payable by Purchaser for the sale of the Premises shall be the sum of SIX MILLION ONE HUNDRED SIXTY SEVEN THOUSAND and 00/100 DOLLARS ($6,167,000). The Purchase Price shall be payable as follows:

(i) On or before the Closing Date, the Purchaser shall deliver to SummitBridge executed original versions of the following loan documents in substantially similar form as attached hereto as Exhibits 1-9, the purpose of which is to provide “seller financing” of the Purchase Price to Purchaser, which financing shall be subject to an Origination Fee (as set forth and defined in the Loan and Security Agreement) (collectively, the “Financing Documents”):

(A) Promissory Note

(B) Loan and Security Agreement

(C) Guaranty of Amerinac Holding Corp.

(D) Open-End Mortgage (with respect to the Ohio Property) and Deed of Trust (with respect to the Washington Property) (the “SummitBridge Junior Mortgages”)

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2 The parties to this Agreement hereby expressly acknowledge and agree that any real or personal property subject to the Receiver Order situate in the State of Texas, including, without limitation, property owned by MFRE Properties Limited Partnership in Jefferson County, Texas, shall not be part of the property covered by this Agreement, and this Agreement shall not impact such property in any way or grant Purchaser any rights therein.

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(E) Assignment of Leases and Rents (with respect to the Ohio Property)

(F) Assignment of Leases and Rents (with respect to the Washington Property)

(G) Environmental Indemnity Agreement (with respect to the Ohio Property); and

(H) Environmental Indemnity Agreement (with respect to the Washington Property).

(ii) The Senior Secured Debt shall be credited and reduced dollar-for-dollar as the Purchase Price is received by SummitBridge under the Financing Documents.

3. Title. Upon execution hereof by all parties, SummitBridge shall order and promptly deliver, when received, to SummitBridge and Receiver a copy of a commitment (the “Title Commitment”) to issue an ALTA 2006 owner’s title insurance policy issued by a nationally-recognized title insurance company reasonably acceptable to SummitBridge and Receiver (the “Title Company”), reflecting the status of title to the Land and Improvements. Purchaser shall be solely responsible for the costs of obtaining such Title Commitment and for the cost of obtaining any owner’s title policy and any lender’s title policy, as well as all title endorsements. Purchaser shall be responsible for the cost of any survey of the Premises desired by Purchaser or required for the purchase (the “Survey”); provided, however, in the event Purchaser obtains a Survey, it shall be certified to SummitBridge. Purchaser expressly agrees that it is taking title to the Land and Improvements pursuant to this Agreement subject to all encumbrances and matters identified in the Title Commitment, and that Purchaser’s sole recourse for any encumbrances and matters of title which are not disclosed in the Title Commitment shall be against the Title Company under a policy of title insurance purchased by Purchaser at its sole cost and expense, and under no circumstances shall SummitBridge or Receiver be liable therefor; provided, however, that if Purchaser chooses to proceed to Closing prior to receipt of the Title Commitment, Purchaser acknowledges and agrees that it is taking title to the Land and Improvements subject to all encumbrances and matters of existence whether or not the same ultimately is or would have been disclosed by the Title Commitment, and that in such instance Purchaser shall have no recourse against SummitBridge, Receiver or the Title Company for matters relating to title of the Land or Improvements; provided, further, that nothing in this Section 3 shall be deemed to relieve SummitBridge of its obligation to pursue the Post-Closing Foreclosures under Section 7.

4. Closing Date. The closing of the transactions contemplated hereby (the “Closing”) shall take place in escrow with the Title Company or at such office as may be reasonably designated by mutual agreement of Purchaser and SummitBridge. Closing shall occur at a time and date mutually acceptable to the parties and no later than March 20, 2020. The date on which the Closing occurs is referred to herein as the “Closing Date”. The Closing Date is subject to postponement by SummitBridge through its election to utilize a cure period as provided in Section 11 hereof. Possession of the Premises shall be delivered to Purchaser immediately upon completion of the Closing.

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5. Time of Essence. TIME SHALL BE OF THE ESSENCE IN THE PAYMENT OF ALL SUMS, PERFORMANCE OF ALL OBLIGATIONS, GIVING OF ALL NOTICES AND THE EXERCISE OF ALL RIGHTS UNDER THIS AGREEMENT.

6. Representations and Warranties of SummitBridge. SummitBridge represents, warrants and agrees that SummitBridge is a duly organized limited liability company, validly existing and in good standing under the laws of the State of Delaware.

7. Affirmative and Negative Covenants of SummitBridge and Receiver.

(a) Following the Closing, SummitBridge shall, at its sole cost and expense, commence and prosecute foreclosure actions to foreclose the Ohio Mortgage and the Washington Deed of Trust (collectively, the “Post-Closing Foreclosures”). To the extent practicable, the SummitBridge Junior Mortgages shall expressly remain undisturbed by the Post-Closing Foreclosures. The Post-Closing Foreclosures shall also, to the extent practicable, leave undisturbed Purchaser’s title to the Premises as in effect pursuant to the parties’ performance under this Agreement. However, in the event that SummitBridge determines in its reasonable sole discretion that any of the SummitBridge Junior Mortgages must be divested, Purchaser shall, promptly upon SummitBridge’s request, re-execute substantially similar mortgages to replace the SummitBridge Junior Mortgages. Further, in the event that completing any of the Post-Closing Foreclosures requires the Purchaser’s title to any portion of the Premises to be divested or otherwise prejudiced, SummitBridge agrees to assign its rights to bid the Senior Secured Debt with respect to such portion of the Premises so affected, or to otherwise credit bid the maximum amount of the remaining Senior Secured Debt in order convey to and re-vest title in Purchaser for nominal consideration. SummitBridge shall use reasonable commercial efforts to deliver marketable title to the Land and to cause the issuance of title policies, subject only to the SummitBridge Junior Mortgages, existing zoning laws, restrictions of record, taxes due and payable and other items which would not interfere with the ownership and operation of the Land.

(b) Following the Post-Closing Foreclosures and SummitBridge’s reasonable commercial efforts to deliver to Purchaser marketable title to the Land as set forth in Section 7(a), above, SummitBridge shall assign to Purchaser for nominal consideration the remaining Senior Secured Debt, if any.

(c) Within a reasonable time following the Closing, Receiver shall at Purchaser’s written request, terminate the leasehold interest in the Premises of any tenant that is subject to the Action, which termination shall be recorded in the land records of the county where the respective portion of the Premises is situate.

8. No Apportionments.

(a) Purchaser is purchasing the Premises AS-IS, WHERE-IS with respect to, among other things, all taxes, assessments, fees, charges, utilities, water and other consumables, and there shall be no apportionment or proration for amounts due on account of time periods prior to Purchaser’s ownership of the Premises, all of which amounts are expressly assumed by the Purchaser.

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(b) Purchaser shall pay any closing fee or closing charge of the Title Company or settlement agent who closes the transaction.

(c) The provisions of this Section 8 shall survive the Closing.

9. Closing Documents.

(a) At the Closing, SummitBridge or the Receiver, as the case may be, at its sole cost and expense, shall deliver or cause to be delivered to Purchaser the following, each of which shall be in form and substance in reasonable conformity with this Agreement:

(i) Receiver’s Deed(s) (the “Deed”), conveying to Purchaser fee simple absolute title to the Premises, in particular: a receiver’s deed conveying the Ohio Property to USAC Ross; and a receiver’s deed conveying the Washington Property to USAC WA, which conveyance of title shall be subject to liens and encumbrances set forth in the Title Commitment or otherwise permitted hereunder, which Deed shall be in recordable form, duly executed by the Receiver and acknowledged;

(ii) A bill of sale (a form of which is attached hereto as Exhibit C) without warranty (other than that Receiver has not previously conveyed or encumbered its interest, if any) conveying, transferring and selling to Purchaser all right, title and interest of SummitBridge and Receiver in and to all of the personal property subject to the Receiver Order located at or relating to the Premises, including, without limitation, accounts receivable, inventory and equipment;

(iii) An affidavit of title in a form reasonably acceptable to Receiver and the Title Company;

(iv) Certified copies of the Receiver Order, to be recorded in the respective counties where the portions of the Premises are situate; and

(v) A duly executed counterpart of SummitBridge and Receiver to the settlement statement or closing statement.

(b) At the Closing, Purchaser, at its sole cost and expense, shall deliver to SummitBridge and Receiver, as the case may be, the following, each of which shall be in form and substance in reasonable conformity with this Agreement:

(i) The consideration required pursuant to Section 2, in the amount and form required thereby;

(ii) A duly executed counterpart of the Purchaser to the settlement statement or closing statement;

(iii) A resolution or consent of an authorized officer or member of Purchaser, authorizing the purchase of the Premises and the execution of documentation in connection therewith; and

(iv) Such other affidavits and documents as are otherwise required to consummate the transaction contemplated by this Agreement.

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10. Brokerage. Neither party hereto is represented by a broker for the purchase of the Premises, and SummitBridge, Receiver and Purchaser each covenant, represent and warrant that it has had no dealings or communications with any broker or agent in connection with the consummation of this Agreement, and each covenants and agrees to pay, hold harmless and indemnify the other(s) from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent with whom the indemnifying party dealt with respect to this Agreement or the negotiation thereof.

11. Condemnation and Destruction.

(a) Risk of loss to the Premises from fire or other casualty shall be borne by SummitBridge and Receiver in their respective interested capacities until Closing. If the Premises or any portion thereof is damaged or destroyed by fire or other casualty prior to the Closing, which damage in either party’s reasonable judgment materially affects the value of the Premises, and if Receiver is unable or chooses not to restore, within ninety (90) calendar days following such casualty, the damaged portion of the Premises to a condition substantially equivalent to that which existed immediately prior to such casualty, either party may elect to terminate this Agreement. If either party elects to terminate this Agreement, it shall notify the other in writing within thirty (30) calendar days after Purchaser has received written notice of such damage or destruction from Receiver (unless within such thirty (30) day period Receiver shall have advised Purchaser of its intention to restore the damaged portion of the Premises as provided in the preceding sentence, in which case the Closing shall be extended for up to ninety (90) days following such casualty), and this Agreement shall be deemed to be terminated and the parties hereto shall have no further obligations to or recourse against each other with regard to the matters provided for herein except for the rights and obligations which expressly survive the termination hereof. If Receiver does not restore the damaged portion of the Premises as provided above, and if neither party elects to terminate this Agreement as provided in this Section, then the parties shall attempt to negotiate a reduction in the Purchase Price based on the amount of damage to the Premises. If the parties are able to agree on such a reduction, the transaction shall proceed as contemplated herein, but at the reduced Purchase Price. If the parties do not agree to a price reduction in writing within sixty (60) days of the damage, then this Agreement shall automatically terminate.

(b) If prior to the Closing all or any material portion of the Premises, as reasonably determined by Receiver, becomes the subject of a condemnation proceeding by a public or quasi-public authority having the power of eminent domain, Receiver shall immediately notify Purchaser thereof in writing and either party may elect to terminate this Agreement. If either party elects to terminate this Agreement, it shall so notify the other within thirty (30) calendar days after Purchaser has received written notice of such proceedings from Receiver, and this Agreement shall be deemed null and void and the parties hereto shall have no further obligations to or recourse against each other with regard to the matters provided for herein except for the rights and obligations which expressly survive the termination hereof. If neither party shall elect to terminate this Agreement as provided in this Section, then the transaction shall proceed as contemplated herein, in which event Purchaser shall be entitled to receive all proceeds of any award or payment in lieu thereof, and there shall be no reduction of the Purchase Price.

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12. Representations and Warranties and Covenants of Purchaser. Purchaser represents and warrants the following:

(a) Both before and after the Closing, Purchaser shall not (i) issue any press release or other publicity of any kind whatsoever with respect to this Agreement or any of the transactions contemplated hereby; or (ii) except as otherwise required by law, disclose or advertise SummitBridge’s name or the names of any SummitBridge’s affiliates, or disclose the Purchase Price, in any press release, advertising or promotional materials with respect to the Premises, in each case, without the prior written consent of SummitBridge in each instance. SummitBridge shall notify Purchaser of its consent or refusal within ten (10) business days after Purchaser’s request for consent, with such consent being granted or withheld in SummitBridge’s sole discretion. Both before and after the Closing, Purchaser agrees that it will keep confidential, and will make reasonable efforts to have the respective partners, employees, officers, directors, shareholders, agents, counsel, accountants and affiliates of Purchaser, keep confidential, the terms of this Agreement, and all information, records, materials and other data pertaining to the Premises which was acquired or learned from this Agreement or the negotiations relating thereto or arising out of the transactions contemplated hereby, except to the extent necessary to effect the transactions contemplated hereby. The provisions of this Section shall survive the Closing and the termination of this Agreement. This Section is not intended to prohibit, and does not (i) prohibit the release of information that is already public; (ii) prohibit Purchaser from providing any information concerning the purchase of the Premises to its advisers (attorneys, accountants, lenders, title insurers, and others assisting with the purchase); or (iii) limit or restrict disclosures as may be required by law (pursuant to State or local open meeting or open record laws, or so-called “sunshine” acts), but only to the extent required by law.

(b) Each party making up Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into the Agreement and complete the transaction contemplated hereby. The officer executing this Agreement on behalf of Purchaser has the power and authority to bind Purchaser.

(c) If this Agreement shall be terminated by either party, Purchaser shall deliver to Receiver (at Receiver’s request and without cost to Receiver) copies of all reports, studies, tests, analyses and other information and documents compiled by Purchaser in reviewing and inspecting the Premises.

(d) Purchaser agrees to indemnify, defend and hold SummitBridge and Receiver, and each of their respective subsidiaries, affiliates, and their respective officers, directors and employees, harmless of, and from any claim, proceeding, suit, damage, liability, loss, cost, charge or expense or any other liability of every nature, kind and description whatsoever (including, without limitation, reasonable attorney’s fees and expenses, whether or not legal proceedings are commenced, and if legal proceedings are commenced, including fees and expenses incurred at trial and all levels of appeal) incurred or suffered by any of the foregoing entities or persons by reason of, or resulting from or arising out of any activity, including, without limitation, tests, inspections, studies and/or investigations performed or caused to be performed by Purchaser on the Premises.

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13. SummitBridge / Receiver Default. If SummitBridge or Receiver shall default in performance of its respective obligations under this Agreement, which default remains uncured for five (5) business days after receipt of written notice from Purchaser, then Purchaser’s sole and exclusive remedy shall be to terminate this Agreement. Notwithstanding the foregoing, in the event there is a breach or default by SummitBridge or Receiver of an obligation that survives closing (including, without limitation, obligations under Section 7 herein), Purchaser waives all rights, remedies and damages in connection therewith, including punitive, consequential and actual monetary damages, if any, incurred as a result of such breach or default. Purchaser further covenants not to sue SummitBridge or the Receiver in furtherance of the foregoing.

14. Purchaser’s Default.

(a) If Purchaser shall default in performance of its obligations under this Agreement, which default remains uncured for five (5) business days after receipt of written notice from SummitBridge or Receiver, the SummitBridge or Receiver (as the case may be, based on which party issued the notice of default) shall have the right to terminate this Agreement upon written notice to Purchaser. The sole right of SummitBridge or Receiver in such case shall be to recover and the sole liability of Purchaser shall be to pay damages in the amount of the actual costs incurred in connection with this Agreement, including professionals’ fees.

(b) Notwithstanding anything to the contrary contained in this Agreement, Purchaser agrees that (i) all indemnification obligations of Purchaser set forth in this Agreement and/or any other indemnification agreement delivered to SummitBridge or Receiver in connection with Purchaser’s inspection of the Premises prior to or after the execution of this Agreement (collectively, the “Indemnification Obligations”) shall survive the termination of this Agreement and the Closing and (ii) Purchaser shall not be exculpated from liability with respect to (x) a breach of Section 12(a) hereof and/or (y) the Indemnification Obligations. Purchaser further agrees that SummitBridge and Receiver shall have full recourse against Purchaser and any other person or entity who breaches Section 12(a) or who has Indemnification Obligations, and SummitBridge or Receiver shall have the ability to seek and obtain any money or other judgment against any of the foregoing persons or entities with respect to any such breach or Indemnification Obligation(s).

15. [Reserved].

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16. Notices.

All notices, requests, or other communications desired or required to be given under this Agreement shall be in writing and shall be sent by a party or by a party’s attorney via (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) by email or facsimile transmission (following with hard copies to be sent by national prepaid overnight delivery service) or (d) personal delivery with receipt acknowledged in writing, as follows:

If to SummitBridge:	SummitBridge National Investments VI LLC
1700 Lincoln Street, Suite 2150 Denver, CO 80203 Telephone: 720-221-3120 Attn: Karen Mayes Email: kmayes@summit-investment.com

With a copy to:	Christopher Schueller, Esq.
Buchanan Ingersoll & Rooney PC Union Trust Building 501 Grant Street, Suite 200 Pittsburgh, PA 15219 Telephone: 412-562-8800 Email: christopher.schueller@bipc.com

If to Receiver:	ABTV
Attn: Ed Sanz 6100 Fairview Road Suite 565 Charlotte, NC 28210

If to Purchaser:	USAC ROSS LLC USAC WA LLC c/o Amerinac Holding Corp. 5936 State Route 159 Chillicothe, OH 45601 Attn: William Golden Email: wjgolden@polymathescapital.com

All notices shall be deemed given when actually received or refused by the party to whom the same is directed (except to the extent sent by certified or registered mail, return receipt requested, postage prepaid, in which event such notice shall be deemed given three (3) business days after the date of mailing). Each party may designate a change of address or supplemental addressee(s) by notice to the other parties, given at least ten (10) business days before such change of address is to become effective.

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17. Entire Agreement, Basis of Purchase.

(a) This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof and supersedes any and all prior written or oral understandings.

(b) Except as expressly set forth in this Agreement or in the documents to be delivered at Closing, SUMMITBRIDGE AND RECEIVER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, RELATING IN ANY WAY TO THE PREMISES, including, without limitation, any warranty provided for under statutory or common law or the uniform commercial code, including but not limited to warranties of merchantability and fitness for a particular purpose. All of SummitBridge, Receiver and Purchaser are acting at arm’s length to protect their own interests, and all of SummitBridge, Receiver and Purchaser shall use their own independent business judgment concerning the sale and purchase of the Premises. Purchaser has completed to its satisfaction (or shall have completed by the Closing Date), all investigations, inspections and tests which Purchaser deems necessary in its sole discretion to determine, among other things: (i) the condition of the Premises, including, but not limited to, the soil condition of the Premises, the existence of any environmental condition, and the existence of patent or latent defects in construction of the Improvements on the Premises; (ii) the condition of title to the Premises, including, but not limited to, the status of all leases of the Premises (if any); (iii) the status of all building code, zoning and other applicable governmental requirements of whatever kind regarding the Premises, including without limitation requirements related to compliance with the Americans with Disabilities Act (the “ADA”), or any intended use of the Premises, including, without limitation, the status of any permit, application, license, approval, certificate or other intangible right of whatever kind regarding the Premises; and (iv) the status and effect of all recorded covenants and restrictions relating to the Premises, it being agreed as set forth above that neither SummitBridge or Receiver nor any agent or representative of SummitBridge or Receiver shall give any warranty or make any representation regarding such matters, and SummitBridge and Receiver are not liable or responsible for, or bound in any manner by, any express or implied representations, warranties, covenants, agreements, obligations, guarantees, statements, information or inducements pertaining to the Premises or any part thereof. Upon Closing, Purchaser shall (i) assume the risk of any adverse matters with respect to the Premises, including but not limited to, mold, moisture, asbestos, lead based paint, any and all environmental violations, construction defects and adverse physical and environmental conditions, whether or not revealed by Purchaser’s investigations, if any (ii) assume full and complete responsibility for compliance with all title of the ADA and the regulations promulgated pursuant thereto, as well as any and all state or local accessibility standards. Purchaser agrees that should any cleanup, remediation or removal of hazardous substances or other environmental conditions on the Premises be required after the date of Closing; insofar as SummitBridge, Receiver and Purchaser are concerned, SummitBridge and Receiver shall not have any responsibility for such cleanup, removal or remediation. Purchaser acknowledges that it agrees to accept conveyance of the Premises at Closing in its “as-is, where-is” condition as of the Closing Date, solely based upon its reliance on its own investigations, inspections and judgment.

(c) WITHOUT LIMITING THE PROVISIONS OF SUBPARAGRAPH (b) OF THIS SECTION AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, PURCHASER HEREBY RELEASES SUMMITBRIDGE, RECEIVER AND (AS THE CASE MAY BE) EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS AND AGENTS, FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING ATTORNEY’S FEES AND EXPENSES, WHETHER OR NOT SUIT IS INSTITUTED), ARISING FROM OR RELATING TO ANY DEFECT IN THE PREMISES, THE LEGAL STATUS OF ANY AGREEMENT WITH RESPECT THERETO, OR THE PHYSICAL CONDITION OF THE PREMISES OR ANY PART THEREOF, INCLUDING BUT NOT LIMITED TO ANY ENVIRONMENTAL CONDITION. THE RELEASE SET FORTH HEREIN DOES NOT APPLY TO THE EXPRESS REPRESENTATIONS, WARRANTIES OR COVENANTS OF SUMMITBRIDGE AND THE RECEIVER SET FORTH IN THIS AGREEMENT.

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(d) The provisions of this Section shall survive the Closing.

18. Amendments. This Agreement may not be changed, modified or terminated except by an instrument executed by the parties hereto.

19. Waiver. No waiver by either party of any failure or refusal of the other party to comply with any of its obligations shall be deemed a waiver of any other or subsequent failure or refusal so to comply.

20. Successors and Assigns.

(a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Except as described below, Purchaser may not assign this Agreement or all or any part of its rights and obligations hereunder to one or more parties without the prior written consent of SummitBridge and Receiver which consent may be withheld or given in SummitBridge’s and Receiver’s sole discretion. Purchaser shall have the right, however, with SummitBridge’s and Receiver’s consent (not to be unreasonably withheld), to assign this Agreement to an entity owned or controlled by Purchaser. In such case, SummitBridge and Receiver shall not withhold its consent so long as (i) Purchaser provides SummitBridge and Receiver with a copy of an assignment and assumption agreement for such assignment, reasonably acceptable to SummitBridge and Receiver; (ii) Purchaser provides SummitBridge and Receiver information reasonably requested by SummitBridge and Receiver to establish that the assignee is not a “Sanctioned Person” (as hereinafter defined) and SummitBridge and Receiver in fact establishes that the assignee is not a Sanctioned Person; and (iii) Purchaser remains liable for all obligations hereunder through the Closing Date, including but not limited to liability for the payment of any transfer tax imposed with respect to such assignment. Purchaser shall notify SummitBridge and Receiver of any proposed assignment no less than five (5) business days prior to the Closing Date.

21. Section Headings. The headings of the various Sections of this Agreement have been inserted only for the purpose of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, qualify or restrict any of the provisions of this Agreement.

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22. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED, DELIVERED AND PERFORMED WITHIN SUCH JURISDICTION, EXCEPT FOR MATTERS MANDITORILY GOVERNED BY THE LAWS OF THE STATE WHERE THE PREMISES OR ANY PORTION THEREOF IS LOCATED.

23. Waiver of Jury Trial. IT IS MUTUALLY AGREED BY AND BETWEEN SUMMITBRIDGE, RECEIVER AND PURCHASER THAT THE RESPECTIVE PARTIES HERETO SHALL AND DO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. EACH PARTY ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THIS WAIVER AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE. THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY BY THE PARTIES HERETO.

24. Waiver of Formal Tender. The requirement for formal tender of payment and deed is hereby waived.

25. No Recording. Neither party shall record this Agreement or any memorandum thereof without the prior written consent of the other party, which consent may be withheld in such party’s sole discretion.

26. Miscellaneous.

(a) If any provision of this Agreement is held to be illegal, invalid or unenforceable, said provision shall be fully severable; the Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of the Agreement; and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from the Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible which is and shall be legal, valid and enforceable.

(b) This Agreement may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement.

(c) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by SummitBridge, Receiver and Purchaser, SummitBridge, Receiver and Purchaser agree to perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing any and all such further and reasonable acts, deeds, and assurances as may be reasonably necessary to consummate the transaction contemplated hereby in accordance with this Agreement.

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(d) If either party shall bring an action or suit or proceeding (including any cross-complaint, counterclaim or third party suit) against the other party by reason of the breach or alleged breach of any covenant, term or obligation of this Agreement, or otherwise arising out of this Agreement, the prevailing party in such action or proceeding shall be entitled to its costs and expenses of suit, including reasonable attorneys’ fees and expenses.

(e) If the time for performance of any of the terms, conditions and provisions hereof shall fall on a Saturday, Sunday or bank holiday, then the time of such performance shall be extended to the next business day thereafter.

(f) This Agreement may be signed by facsimile or electronic form of signature and such signature shall be fully binding. Upon request, such party shall provide an originally signed copy of the Agreement to the other party.

27. [Reserved]

28. Certificate of Occupancy. Purchaser shall be obligated to obtain, at Purchaser’s sole cost and expense, any certificate of occupancy, use and occupancy, or continuing certificate of occupancy (or its equivalent) that may be required for the Closing and/or for Purchaser’s use of the Premises or ownership.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

SUMMITBRIDGE:
SUMMITBRIDGE NATIONAL INVESTMENTS VI LLC, a Delaware limited liability company

By:
Name:
Title:

RECEIVER:

ABTV, IN ITS CAPACITY AS COURT-APPOINTED RECEIVER ORDERED BY THE COURT OF COMMON PLEAS OF CHESTER COUNTY, PENNSYLVANIA ON MARCH 6, 2020 IN THE MATTER OF SUMMITBRIDGE NATIONAL INVESTMENTS VI LLC V. ADVANCED METALS GROUP, LLC, ET AL., CASE NO. 2020-02461-MJ

By:
Name:
Title:

PURCHASER:
USAC ROSS LLC

By:
Name:
Title:

USAC WA LLC

By:
Name:
Title:

EXHIBITS

A	Legal Description

B	Certified Copies of Receiver Order

C	Personal Property/Bill of Sale

19– 9	Financing Documents

EXHIBIT A

LEGAL DESCRIPTION

THE LEGAL DESCRIPTION IS NOT WARRANTED OR GUARANTEED BY

SUMMITBRIDGE OR THE RECEIVER

EXHIBIT B

CERTIFIED COPIES OF RECEIVER ORDER

EXHIBIT C

BILL OF SALE

[TO BE ATTACHED]